TIDAL ETF TRUST 485BPOS

Exhibit 99(h)(i)(22)

TWenty-First AMENDMENT

TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS TWENTY-FIRST AMENDMENT effective as of October 4, 2023, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between Tidal ETF Trust, a Delaware statutory trust (the “Trust”) and Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the following series of the Trust to Amended Exhibit A:

●	Gotham Short Strategies ETF

●	Unlimited HFEM Emerging Markets Return Tracker ETF

●	Unlimited HFEQ Equity Long/Short Return Tracker ETF

●	Unlimited HFEV Event Driven Return Tracker ETF

●	Unlimited HFMF Managed Futures Return Tracker ETF

●	Unlimited Ultra HFND Multi-Strategy Return Tracker ETF

●	Unlimited Low-Beta HFND Multi-Strategy ETF

●	Unlimited HFGM Global Macro Return Tracker ETF

●	Unlimited HFFI Fixed Income Return Tracker ETF

●	SoFi Enhanced Yield ETF

●	Aztlan North America Nearshoring Stock Selection ETF; and

remove the following series:

●	Noble Absolute Return ETF
●	Elevate Shares 2X Daily Blockchain ETF
●	Elevate Shares 2X Daily METV ETF
●	Elevate Shares 2X Daily BETZ ETF; and

reflect a change in name for the FolioBeyond Rising Rates ETF to the FolioBeyond Alternative Income and Interest Rate Hedge ETF.

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL ETF TRUST		TIDAL ETF SERVICES LLC
On behalf of each series listed on Amended Exhibit A attached hereto

By:	/s/ Eric W. Falkeis	By:	/s/ Daniel H. Carlson
Name:	Eric W. Falkeis	Name:	Daniel H. Carlson
Title:	President	Title:	Chief Financial Officer

Amended Exhibit A to the Fund Administration Servicing Agreement

Separate Series of Tidal ETF Trust

Name of Series

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi Social 50 ETF
SoFi Be Your Own Boss ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF
SoFi Web 3 ETF
SoFi Smart Energy ETF
SoFi Enhanced Yield ETF

RPAR Risk Parity ETF UPAR Ultra Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF
ATAC Credit Rotation ETF
ATAC Equity Leverage Rotation ETF

Gotham Enhanced 500 ETF
Gotham 1000 Value ETF
Gotham Short Strategies ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicSharesTM Global Shipping ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF

FolioBeyond Alternative Income and Interest Rate Hedge ETF

Residential REIT ETF
Private Real Estate Strategy via Liquid REITs ETF

Newday Ocean Health ETF
Newday Diversity, Equity & Inclusion ETF

Ionic Inflation Protection ETF

Aztlan Global Stock Selection DM SMID ETF
Aztlan North America Nearshoring Stock Selection ETF

Unlimited HFND Multi-Strategy Return Tracker ETF
Unlimited HFEQ Equity Long/Short Return Tracker ETF
Unlimited HFGM Global Macro Return Tracker ETF
Unlimited HFEV Event Driven Return Tracker ETF
Unlimited HFFI Fixed Income Return Tracker ETF
Unlimited HFEM Emerging Markets Return Tracker ETF
Unlimited HFMF Managed Futures Return Tracker ETF
Unlimited Ultra HFND Multi-Strategy Return Tracker ETF
Unlimited Low-Beta HFND Multi-Strategy ETF

God Bless America ETF

Subversive Cannabis ETF Academy Veteran Impact ETF

4